UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2009

Citrix Systems, Inc.

(Exact name of registrant as specified in charter)

Delaware	0-27084	75-2275152
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

851 West Cypress Creek Road

Fort Lauderdale, Florida 33309

(Address of Principal Executive Offices) (Zip Code)

(954) 267-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 13, 2009, the Board of Directors of Citrix Systems, Inc. (the “Company”) approved Amendment No. 1 to the Amended and Restated By-laws of Citrix Systems, Inc. (the “Amendment”), which Amendment became effective immediately. The Amendment amends Section 1.10 of the Company’s Amended and Restated By-laws by:

•

clarifying that all stockholder proposals and nominations must be made in accordance with the advance notice provisions in the Company’s by-laws, except as otherwise required under the proxy rules promulgated under the Securities Exchange Act of 1934;

•	requiring that any stockholder making a proposal or nomination be present at the meeting (or have a representative be present at the meeting);

•

requiring that any stockholder making a proposal or nomination state in its advance notice whether such stockholder will solicit the Company’s stockholders and whether such stockholder is party to any voting or other arrangement regarding the proposal or nomination;

•

requiring that any stockholder making a proposal or nomination provide a statement of the equity holdings of such stockholder and its affiliates, including all “synthetic equity instruments” (e.g., derivatives, swaps, hedges, etc.), voting rights, rights to fees, dividends, or other material rights, and update such statement prior to the meeting;

•	requiring that any stockholder making a proposal or nomination provide updates and supplements to its advance notice, as necessary; and

•	clarifying that the deadline for stockholder proposals and nominations is calculated from the Company’s receipt of the appropriate notice.

The description of the changes effected by the Amendment are qualified in their entirety by reference to the copy of the Amendment filed as Exhibit 3.1 to this Current Report on Form 8-K, which is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
3.1	Amendment No. 1 to Amended and Restated By-laws of Citrix Systems, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITRIX SYSTEMS, INC.

Date: February 20, 2009	By:	/s/ David J. Henshall
David J. Henshall
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
3.1	Amendment No. 1 to Amended and Restated By-laws of Citrix Systems, Inc.